Exhibit 99.1

Investors:

Ryan Osterholm: 630-824-1907

Media:

Anna Rozenich: 630-824-1945

SUNCOKE ENERGY, INC. REPORTS EXPECTED

SECOND QUARTER 2013 DOMESTIC COKE PRODUCTION

Lisle, IL (July 8, 2013) – SunCoke Energy, Inc. (NYSE: SXC) (“SXC”) today reported that consolidated domestic coke production for second quarter 2013 is estimated to be 1,081 thousand tons, down slightly from 1,095 thousand tons in second quarter 2012. The year-over-year change reflects lower production at our Indiana Harbor cokemaking facility, which is undergoing a significant refurbishment, partly offset by higher production at our Haverhill and Middletown facilities.

Domestic capacity utilization in second quarter 2013 is estimated to be 102 percent, down two percentage points from the same prior year period primarily due to lower production at Indiana Harbor.

SunCoke Energy, Inc. (SXC)

Total Domestic Coke Production and Capacity Utilization

For quarter ended June 30,	2013(1)	2012
Domestic Coke Production (in thousands of tons)	1,081	1,095
Capacity Utilization (percent)	102	104

(1)	Estimated

See schedule at end of release for previous quarters’ domestic coke production.

Coke Production Attributable to SunCoke Energy Partners, L.P.

Included in the results above is coke production attributable to SunCoke Energy Partners, L.P. (NYSE: SXCP) (“SXCP”), which owns a 65 percent interest in SXC’s Haverhill and Middletown cokemaking facilities. SXCP recognizes a proportionate share of the coke production at these two facilities.

Coke production at the Haverhill and Middletown cokemaking facilities in second quarter 2013 is estimated to be up nearly 12 thousand tons to approximately 455 thousand tons compared to 443 thousand tons in second quarter 2012. The portion of this production attributable to SXCP is 296 thousand tons and 288 thousand tons for second quarters of 2013 and 2012, respectively. Capacity utilization at Haverhill and Middletown collectively was 110 percent in second quarter 2013, up 2 percentage points from same prior year period.

SunCoke Energy, Inc.

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Coke Production Attributable to

SunCoke Energy Partners, L.P. (SXCP)

	Quarter ended
	June 30,
	2013(1)	2012
Haverhill and Middletown Coke Production (in thousands of tons)	455	443
Production Attributable to SXCP (in thousands of tons)	296	288
Capacity Utilization (percent)	110	108

(1)	Estimated

See schedule at end of release for previous quarter’s coke production.

UPCOMING EVENTS

•

SunCoke Energy, Inc. and SunCoke Energy Partners, L.P. tentatively plan to report second quarter 2013 financial results before market open and host an investor conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, July 25, 2013. This conference call will be webcast live and archived for replay in the Investor Relations section of www.suncoke.com.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of coke in the Americas, with 50 years of experience supplying coke to the integrated steel industry. Our advanced, heat recovery cokemaking process produces high-quality coke for use in steelmaking, captures waste heat for derivative energy resale and meets or exceeds environmental standards. Our U.S. cokemaking facilities are located in Virginia, Indiana, Ohio and Illinois. Outside the U.S., we have cokemaking operations in Vitoria, Brazil and Odisha, India. Our coal mining operations, which have more than 110 million tons of proven and probable reserves, are located in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership, which manufactures coke used in the blast furnace production of steel. Our advanced, heat recovery cokemaking process produces consistently high-quality coke, captures waste heat to generate steam or electricity, and reduces environmental impacts. Our General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), the largest independent producer of coke in the Americas, with 50 years of cokemaking experience and an international reputation for leadership, innovation and environmental stewardship in our industry.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. You should not put undue reliance on any forward-looking statements. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward looking terminology such as the words “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions.

SunCoke Energy, Inc.

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Forward-looking statements involve risks, uncertainties and assumptions. Risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in levels of production, production capacity, pricing and/or margins for metallurgical coal and coke; variation in availability, quality and supply of metallurgical coal used in the cokemaking process, including as a result of non-performance by our suppliers; changes in the marketplace that may affect supply and demand for our metallurgical coal and/or coke products, including increased exports of coke from China related to reduced export duties and export quotas and increasing competition from alternative steelmaking and cokemaking technologies that have the potential to reduce or eliminate the use of metallurgical coke; our dependence on, and relationships with, and other conditions affecting our customers; severe financial hardship or bankruptcy of one or more of our major customers, or the occurrence of a customer default and other events affecting our ability to collect payments from our customers; volatility and cyclical downturns in the carbon steel industry and other industries in which our customers operate; our ability to enter into new, or renew existing, long-term agreements upon favorable terms for the supply of metallurgical coke to domestic and/or foreign steel producers; our ability to develop, design, permit, construct, start up or operate new cokemaking facilities in the U.S.; our ability to successfully implement our international growth strategy; our ability to consummate investments under favorable terms, including with respect to existing cokemaking facilities, which may utilize by-product technology, in the U.S. and Canada and integrate them into our existing businesses and have them perform at anticipated levels; various risks and uncertainties could negatively impact SunCoke Energy Partners, L.P. (SXCP), the publicly traded master limited partnership of which we are sponsor; receipt of regulatory approvals and compliance with contractual obligations required in connection with the operations of SXCP; the impact of SXCP on our relationships with our customers and vendors and our credit rating and cost of funds; changes in market conditions; age of, and changes in the reliability, efficiency and capacity of the various equipment and operating facilities used in our coal mining and/or cokemaking operations, and in the operations of our major customers, business partners and/or suppliers; changes in the expected operating levels of our assets; our ability to meet minimum volume requirements, coal-to-coke yield standards and coke quality requirements in our coke sales agreements; changes in the level of capital expenditures or operating expenses, including any changes in the level of environmental capital, operating or remediation expenditures; our ability to service our outstanding indebtedness; our ability to comply with the restrictions imposed by our financing arrangements; nonperformance or force majeure by, or disputes or changes in contract terms with major customers, suppliers, dealers, distributors or other business partners; availability of skilled employees for our coal mining and/or cokemaking operations, and other workplace factors; effects of railroad, barge, truck and other transportation performance and costs, including any transportation disruptions; effects of adverse events relating to the operation of our facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); our ability to enter into joint ventures and other similar arrangements under favorable terms; changes in the availability and cost of equity and debt financing; impact on our liquidity and ability to raise capital as a result of changes in the credit ratings assigned to our indebtedness; changes in credit terms required by our suppliers; risks related to labor relations and workplace safety; changes in, or new statutes, regulations, governmental policies and taxes, or their interpretations, including those relating to the environment and global warming; the existence

SunCoke Energy, Inc.

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of hazardous substances or other environmental contamination on property owned or used by us; the availability of future permits authorizing the disposition of certain mining waste; claims of our noncompliance with any statutory and regulatory requirements; changes in the status of, or initiation of new litigation, arbitration, or other proceedings to which we are a party or liability resulting from such litigation, arbitration, or other proceedings; historical combined and consolidated financial data may not be reliable indicator of future results; effects resulting from our separation from Sunoco, Inc.; incremental costs as a stand-alone public company; our substantial indebtedness; certain covenants in our debt documents; our ability to secure new coal supply agreements or to renew existing coal supply agreements; our ability to acquire or develop coal reserves in an economically feasible manner; defects in title or the loss of one or more mineral leasehold interests; disruptions in the quantities of coal produced by our contract mine operators; our ability to obtain and renew mining permits, and the availability and cost of surety bonds needed in our coal mining operations; changes in product specifications for either the coal or coke that we produce; changes in insurance markets impacting costs and the level and types of coverage available, and the financial ability of our insurers to meet their obligations; changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories, leases and/or pensions; changes in financial markets impacting pension expense and funding requirements; the accuracy of our estimates of reclamation and other mine closure obligations; and effects of geologic conditions, weather, natural disasters and other inherent risks beyond our control. Unpredictable or unknown factors not disclosed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke Energy has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke Energy. For more information concerning these factors, see SunCoke Energy’s Securities and Exchange Commission filings. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. SunCoke Energy does not have any intention or obligation to update any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events, after the date of this press release except as required by applicable law.

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SunCoke Energy, Inc. (SXC)

Domestic Coke Production and Capacity Utilization

	Quarter ended June 30,		Quarter ended March 31,		Quarter ended December 31,		Quarter ended September 30,
	2013(1)	2012	2013	2012	2012	2011	2012	2011
Domestic Coke Production (in thousands of tons)	1,081	1,095	1,051	1,068	1,082	1,015	1,097	964
Capacity Utilization (percent)	102	104	101	101	101	100	103	104

(1)	Estimated

SunCoke Energy, Inc.

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Coke Production Attributable to

SunCoke Energy Partners, L.P. (SXCP)

	Quarter ended June 30,		Quarter ended March 31,
	2013(1)	2012	2013	2012
Haverhill and Middletown Coke Production (in thousands of tons)	455	443	443	358
Production Attributable to SXCP (in thousands of tons)	296	288	288	233
Capacity Utilization (percent)	111	108	107	105

(1)	Estimated